                                                                  Exhibit (d)(3)

                                   FORM OF
                           FUND MANAGEMENT AGREEMENT

  AGREEMENT made this ___ day of _____________, 2001 among Pacific Life Insurance Company, a California Company ("Pacific Life"), Pacific Investment Management Company, LLC ("PIMCO"), a Delaware limited liability company, and Pacific Funds, a Delaware Business Trust ("Pacific Funds").

  WHEREAS, Pacific Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective, policies and limitations;

  WHEREAS, Pacific Funds currently offers multiple series, one of which is designated as the Managed Bond Fund, such Fund together with any other Funds subsequently established by Pacific Funds, with respect to which Pacific Funds and Adviser desire to retain the Portfolio Manager to render investment advisory services hereunder, and with respect to which the Portfolio Manager is willing to do so, being herein collectively referred to also as the "Funds"; and

  WHEREAS, Pacific Funds has retained Pacific Life to render investment management and administrative services to the Fund;

  WHEREAS, Pacific Life represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"), as amended;

  WHEREAS, PIMCO represents and warrants that it is a duly registered investment adviser under the Advisers Act, as amended; and

  WHEREAS, Pacific Life and Pacific Funds desire to retain PIMCO to furnish portfolio management services to the Managed Bond Fund in connection with Pacific Life's investment management activities on behalf of the Fund, and PIMCO is willing to furnish such services to Pacific Life and Pacific Funds;

  NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between Pacific Life, PIMCO and Pacific Funds as follows:

  1.  Appointment.   Pacific Life and Pacific Funds hereby appoint PIMCO to act as Portfolio Manager to the PF PIMCO Managed Bond Fund, (the "Fund"), for the periods and on the terms set forth in this Agreement. PIMCO accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

  In the event Pacific Funds designates one or more classes other than the Fund with respect to which Pacific Life and Pacific Funds desire to retain PIMCO to render portfolio management services hereunder, they shall notify PIMCO in writing. If PIMCO is willing to render such services, it shall notify Pacific Life and Pacific Funds in writing, whereupon such class shall become a Fund hereunder, and be subject to this Agreement.

  2.  Portfolio Manager Duties.   Subject to the supervision of Pacific Funds'
Board of Trustees and Pacific Life, the Portfolio Manager will provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including determination of the purchase, retention, or sale of the securities, cash, and other investments, including futures contracts and options thereon, for the Fund. The Portfolio Manager will provide investment research and analysis, which may consist of computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Portfolio Manager is hereby authorized to execute and perform such services on behalf of the Fund. To the extent permitted by the investment policies of the Fund, the Portfolio Manager shall make decisions for the Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Fund. The Portfolio Manager is authorized to exercise tender offers, exchange offers and to vote proxies on behalf of Pacific Funds, each as the Portfolio Manager determines is in the best interest of Pacific Funds. In performing these duties, the Portfolio Manager:

     (a) Will manage the Fund in a manner that complies with requirements imposed upon regulated investment companies under Subchapter M of the Internal Revenue Code.

     (b) Shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to Pacific Funds, Pacific Life or the Portfolio Manager), (2) with all other applicable federal and state laws and regulations pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts, provided Pacific Life informs Portfolio Manager of applicable state insurance laws relating to the investment and management of the Fund and notifies Portfolio Manager of any changes thereto, (3) with any applicable procedures, policies and guidelines adopted by Pacific Funds' Board of Trustees, (4) with the Fund's objectives, investment policies and investment restrictions as stated in Pacific Funds' Prospectus and Statement of Additional Information, and (5) with the provisions of Pacific Funds' Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time. Until Pacific Life delivers any supplements or amendments to the Portfolio Manager, the Portfolio Manager shall be fully protected in relying on Pacific Funds' Registration Statement previously furnished to the Portfolio Manager by Pacific Life.

     (c) Will: (1) use its best efforts to identify each position in the Fund that constitutes stock in a Passive Foreign Investment Company ("PFIC"), as that term is defined in Section 1296 of the Internal Revenue Code, and (2) make such determinations and inform Pacific Life at least annually, (or more often and by such date(s) as Pacific Life shall request), of any stock in a PFIC.

     (d) Is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Fund, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Portfolio Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for Pacific Funds, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's (or its affiliates) overall responsibilities with respect to the

Fund and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Portfolio Manager is further authorized to place orders on behalf of the Fund through the Portfolio Manager if the Portfolio Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and, upon request, the Portfolio Manager will report on said allocation to Pacific Life and Board of Trustees of Pacific Funds, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor.

     (e) May from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Portfolio Manager of any of its obligations hereunder, nor shall the Fund be responsible for any additional fees or expenses hereunder as a result.

     (f) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in Pacific Funds' Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to Pacific Funds and to such other clients.

     (g) Will, in connection with the purchase and sale of securities for the Fund, together with Pacific Life, arrange for the transmission to the custodian and recordkeeping agent for Pacific Funds, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund, and with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to Pacific Funds' custodian, and recordkeeping agent, and, if required, Pacific Life.

     (h) Will assist the custodian and recordkeeping agent for Pacific Funds in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for Pacific Funds, the value of any portfolio securities or other assets of the Fund for which the custodian and recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager.

     (i) Will make available to Pacific Funds and Pacific Life promptly upon request, any of the Fund's investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for Pacific Funds), as are necessary to assist Pacific Funds and Pacific Life to comply with requirements of the 1940 Act and Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of Pacific Funds are being conducted in a manner consistent with applicable laws and regulations.

     (j) Will regularly report to Pacific Funds' Board of Trustees on the investment program for the Fund and the issuers and securities represented in the Fund's portfolios, and will furnish the Pacific Funds' Board of Trustees with respect to the Fund, such periodic and special reports as the Trustees and Pacific Life may reasonably request, including, but not limited to, the monthly compliance checklist, monthly tax compliance worksheet, reports regarding compliance with Pacific Funds' procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the
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1940 Act, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, and compliance with the Portfolio Manager's Code of Ethics, and such other procedures or requirements that Pacific Life may request from time to time.

     (k) Will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, and will keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Board of Trustees of Pacific Funds has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. Pacific Funds and Pacific Life will not disclose or use any records or information respecting the Portfolio Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board of Trustees of Pacific Funds has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

     (l) Shall not permit any employee of the Portfolio Manager to have any material connection with the handling of the Fund if such employee has:

          (i) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

          (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     (m) Shall provide to Pacific Life a copy of the Portfolio Manager's Form ADV as filed with the Securities and Exchange Commission and a list of persons who the Portfolio Manager wishes to have authorized to give written and/or oral instructions to Custodians of Pacific Funds assets for the Portfolios.

  3.  Expenses.   During the term of this Agreement, PIMCO will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management under this Agreement. This does not include costs payable by Pacific Funds, the Custodian or Pacific Life.

  4.  Compensation.   For the services provided and the expenses borne by the
Portfolio Manager pursuant to this Agreement, Pacific Life will pay to the Portfolio Manager a fee based on the average daily net assets of the Managed Bond Fund, at an annual rate equal to .__% of the Fund's average daily net assets on _____________________________________________________________________.
This fee shall be computed and accrued daily and payable monthly.

  5.  Books and Records.   In compliance with the requirements of Rule 31a-3
under the 1940 Act, PIMCO hereby agrees that all records which it maintains for the Fund are the property of Pacific Funds and further agrees to surrender promptly to Pacific Funds any of such records upon Pacific Funds' request. PIMCO further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

  6.  Indemnification.   PIMCO agrees to indemnify and hold harmless, Pacific
Life, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of Pacific Life and each person, if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") Pacific Life against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which Pacific Life or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of PIMCO's responsibilities as Portfolio Manager of Pacific Funds which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by PIMCO, any of its employees or representatives or any affiliate of or any person acting on behalf of PIMCO, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of Pacific Funds or any Funds or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to Pacific Life, Pacific Funds or any affiliated person of Pacific Funds by PIMCO or any affiliated person of PIMCO; provided, however, that in no case is PIMCO's indemnity in favor of Pacific Life or any affiliated person or controlling person of Pacific Life deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of obligation and duties under this Agreement.

  Pacific Life agrees to indemnify and hold harmless PIMCO, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of PIMCO and each person, if any, who, within the meaning of Section
15 of the 1933 Act controls ("controlling person") PIMCO against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which PIMCO or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Pacific Life's responsibilities as Investment Adviser of Pacific Funds which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by Pacific Life, any of its employees or representatives or any affiliate of or any person acting on behalf of Pacific Life or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of Pacific Funds or any Funds or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon written information furnished to Pacific Life or any affiliated person of Pacific Life by PIMCO or any affiliated person of PIMCO; provided however, that in no case is the indemnity of Pacific Life in favor of PIMCO, or any affiliated person or controlling person of PIMCO deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

  Except as may otherwise be required by the 1940 Act or the rules thereunder, Pacific Funds agrees that PIMCO, any affiliated person within the meaning of
Section 2(a)(3) of the 1940 Act of PIMCO and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls PIMCO shall not be liable, or subject to any damages, expenses or losses, in connection with any act or omission connected with or arising out of any investment advisory services rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of PIMCO's duties or by reason of reckless disregard of PIMCO's obligations and duties under this Agreement.

  7. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that Pacific Funds shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserve the right to direct, approve or disapprove any action hereunder taken on its behalf by PIMCO.

  8. Services Not Exclusive. It is understood that the services of PIMCO are not exclusive, and nothing in this Agreement shall prevent PIMCO from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the
Fund) or from engaging in other activities.

  9. Duration and Termination. This Agreement shall become effective as of _________________. Unless terminated as provided herein, the Agreement shall remain in full force and effect for two years for a term ending December 31, 2002 and continue on an annual basis with respect to each Fund unless terminated in accordance with the following sentence; provided that such annual continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of Pacific Funds, or by the vote of a majority of the outstanding voting securities of each Fund (as defined in the 1940 Act), and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. In the event this Agreement is not approved in the manner described in the preceding sentence, the paragraph numbered six (6), of this Agreement shall remain in effect as well as any applicable provision of this paragraph numbered nine (9) and PIMCO shall not provide any services for such Fund or receive any fees on account of such Fund that fails to so approve of this Agreement. Notwithstanding the foregoing, this Agreement may be terminated: (a) by Pacific Life at any time without penalty, upon sixty (60) days' written notice to PIMCO and Pacific Funds (b) at any time without payment of any penalty by Pacific Funds, upon the vote of a majority of Pacific Funds' Board of Trustees or a majority of the outstanding voting securities of each Fund, upon sixty (60) day's written notice to PIMCO, or (c) by PIMCO at any time without penalty by PIMCO, upon sixty (60) day's written notice to Pacific Life and Pacific Funds. In the event of termination for any reason, all records of each Fund for which the Agreement is terminated shall promptly be returned to Pacific Life or Pacific Funds, free from any claim or retention of rights by
PIMCO: the Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).

  10. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by an affirmative vote of (1) the holders of a majority of Pacific outstanding voting securities of the Portfolios, and (2) the Trustees of the Funds, including a majority of the Trustees of Pacific Funds who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

  11. Use of Name. It is understood that the name "Pacific Life Insurance Company" and "Pacific Life", and "Pacific Funds" and any derivative thereof or logo associated with those names are the valuable property of the Adviser and its affiliates. Portfolio Manager shall not use such names (or derivatives or logos) without the prior written approval of the Adviser and only for so long as the Adviser is an investment adviser to Pacific Funds and/or the Funds. Upon termination of the Investment Advisory Agreement between the Fund and the Adviser, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

  It is understood that the name (PIMCO) Pacific Investment Management Company or any derivative thereof or logo associated with that name is the valuable property of PIMCO and its affiliates and that Pacific Funds and/or the Funds have the right to use such name (or derivative or logo) in offering materials of Pacific Funds with the approval of PIMCO and for so long as PIMCO is Portfolio Manager to Pacific Funds and/or the Funds. Upon termination of this Agreement between Pacific Funds (or Funds), Pacific Life, and PIMCO, Pacific Funds (or Funds) shall forthwith cease to use such name (or derivative or logo).

     12.  Notices
          -------

          All notices and other communications hereunder shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

              A.  if to the Portfolio Manager, to:

                  Pacific Investment Management Co.
                  840 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number:  949-720-6403
                  Attention:  Denise Seliga

              B.  if to the Adviser, to:

                  Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-3706
                  Attention: Robin S. Yonis

              C.  if to the Fund, to:

                  Pacific Funds
                  c/o Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-3706
                  Attention: Robin S. Yonis

     13.  Miscellaneous.

     a. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

     b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     c. To the extent permitted under Section 9 of the Agreement, this Agreement may not be assigned by any party without the prior written consent of the other parties.

     d. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

     e. Nothing herein shall be construed as constituting PIMCO as an agent of Pacific Funds or Pacific Life.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.


                     PACIFIC LIFE INSURANCE COMPANY


Attest:                          By:
------------------------------   -----------------------------------
Name:                            Name:
Title:                           Title:


               PACIFIC INVESTMENT MANAGEMENT COMPANY, LLC


Attest:                          By:
------------------------------   -----------------------------------
Name:                            Name:
Title:                           Title:


                             PACIFIC FUNDS


Attest:                          By:
------------------------------   -----------------------------------
Name:                            Name:
Title:                           Title:

                                 PACIFIC FUNDS
                                 FEE SCHEDULE


Fund:  PF PIMCO Managed Bond

Fee: The Adviser will pay to the Fund Manager a monthly fee of 0.25% based on an annual percentage of the combined average daily net assets of the PF PIMCO Managed Bond Fund and the Inflation Managed and Managed Bond Portfolios of the Pacific Select Fund:

These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.